Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

 TO TENDER SHARES OF COMMON STOCK
OF

DYNACQ HEALTHCARE, INC.

AT $0.10 NET PER SHARE IN CASH PURSUANT TO THE OFFER TO PURCHASE
DATED DECEMBER 18, 2015 BY

ERIC K. CHAN

 ELLA Y. T. C. CHAN

CHIU M. CHAN FAMILY TRUST

 AND

CEMEKC, INC.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for shares of common stock, par value $0.001 per share, of Dynacq Healthcare, Inc. (“Dynacq”) (collectively, the “Shares”) tendered pursuant to this Letter of Transmittal, at a price of $0.10 per share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 18, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, the “Offer”).

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 PM, NEW YORK CITYTIME, ON JANUARY 20, 2016, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 2.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

If delivering by hand, express mail, courier, or other expedited service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

Pursuant to the offer of Eric K. Chan, Ella Y. T. C. Chan, Chiu M. Chan Family Trust, and CEMEKC, Inc. (“Purchaser”) to purchase all outstanding Shares of Dynacq, the undersigned encloses herewith and surrenders the following certificate(s) representing Shares of Dynacq:

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DESCRIPTION OF SHARES SURRENDERED
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Shares Surrendered (attach additional list if necessary)
Certificated Shares**
Total Number of
		Shares Represented	Number of	Book Entry
	Certificate Number(s)*	by Certificate(s)*	Shares Surrendered**	Shares Surrendered

Total Shares
* Need not be completed by book-entry stockholders.
** Unless otherwise indicated, it will be assumed that all shares of common stock represented by certificates described above are being surrendered hereby.
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Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space therefore provided below and complete the IRS Form W-9 attached hereto.

* Letters of Transmittal must be received in the office of the Depositary by the Expiration Date of the Offer (as defined in the Offer to Purchase). Delivery of these documents to the Depositary’s post office box on the Expiration Date does not constitute receipt by the Depositary. Notices of Guaranteed Delivery may be delivered by hand to, and must be received by, the Depositary by the Expiration Date, or transmitted by facsimile transmission or mail to the Depositary by the Expiration Date.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal is to be used by stockholders of Dynacq Healthcare, Inc. whose ownership of Shares (as defined below) is reflected directly on the books and records of Dynacq (whether in certificated or book-entry format).

Outstanding Shares that were issued pursuant to compensation plans of Dynacq and are subject to restrictions on the holder’s ability to sell or otherwise transfer those Shares may not be tendered in the Offer and such holders should not use this Letter of Transmittal. Holders of such Shares will instead be converted in the merger into the right to receive the same price per Share Purchaser paid in the Offer (as further described in the Offer to Purchase).

Stockholders whose certificates for Shares are not immediately available or who cannot deliver the certificates for their Shares and all other documents required hereby to the Depositary prior to the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer section of the Offer to Purchase. See Instruction 2.

If certificates have been lost, destroyed or mutilated, see Instruction 11.

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NOTE: SIGNATURES MUST BE
PROVIDED BELOW

PLEASE READ THE INSTRUCTIONS SET FORTH IN
THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Dr. Eric K. Chan, Ella Y. T. C. Chan, the Chiu M. Chan Family Trust and CEMEKC, Inc., a Texas corporation wholly owned by Dr. Chan (“Purchaser”), the above-described shares of Common Stock, par value $0.001 per share (the “Shares”), of Dynacq Healthcare, Inc., a Nevada corporation (“Dynacq”), at $0.10 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 18, 2015, and in this related Letter of Transmittal (which, together with any amendments or supplements hereto or thereto, collectively constitute the “Offer”).

The undersigned understands that Purchaser reserves the right to transfer or assign in whole or in part from time to time to one or more of its affiliates the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer and will in no way prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer. Receipt of the Offer is hereby acknowledged.

Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance for payment of the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns, and transfers to, or upon the order of, Purchaser, all right, title, and interest in and to all the Shares that are being tendered hereby (and any and all non-cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after December 18, 2015 (collectively, “Distributions”)) and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Shares (and any and all Distributions), or transfer ownership of such Shares (and any and all Distributions) on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), together, in any such case, with all accompanying evidence of transfer and authenticity, to or upon the order of Purchaser, (b) present such Shares (and any and all Distributions) for transfer on the books of Purchaser, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Purchaser’s officers and designees, and each of them, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, (a) to vote at any annual or special meeting of Dynacq’s stockholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, (b) to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, and (c) to otherwise act as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, all of the Shares (and any and all Distributions) tendered hereby and accepted for payment by Purchaser. This appointment will be effective if and when, and only to the extent that, Purchaser accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable, coupled with an interest, and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Shares (and any and all Distributions), and no subsequent powers of attorney, proxies, consents, or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for the Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent, and other rights with respect to such Shares (and any and all Distributions), including voting at any meeting of Dynacq’s stockholders.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign, and transfer the Shares tendered hereby and all Distributions, and that when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable, and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges, and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment, and transfer of the Shares tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of Purchaser all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Shares tendered hereby or deduct from such purchase price the amount or value of such Distribution as determined by Purchaser in its sole discretion.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors, and assigns of the undersigned. This tender is irrevocable; provided that Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment as provided in the Offer to Purchase, may also be withdrawn at any time after February 19, 2016, subject to the withdrawal rights described in the Offer to Purchase.

The undersigned understands that for purposes of the Offer, Purchaser will be deemed to have accepted for payment Shares validly tendered if and when Purchaser gives oral or written notice to the Depositary of its acceptance for payment of such Shares pursuant to the Offer. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for the tendering stockholders for the purpose of receiving payments from Purchaser and transmitting such payments to the tendering stockholders. The undersigned understands that under no circumstances will interest on the purchase price for tendered Shares be paid, regardless of any delay in making such payment.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of all Shares purchased and/or return any certificates for any Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of the Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of all Shares purchased and/or return any certificates for any Shares not tendered or not accepted for payment (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Description of the Shares Tendered.”

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SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the purchase price of the Shares accepted for payment is to be issued in the name of someone other than the undersigned.

Issue Check To:_________________________________________________________________________________________________

Name:_________________________________________________________________________________________________________

 PLEASE PRINT

Address:______________________________________________________________________________________________________

 INCLUDE ZIP CODE

 _____________________________________________________________________________________________________________

Taxpayer Identification or Social Security Number:

(SEE IRS FORM W-9)____________________________________________________________________________________________

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for any Shares not tendered or not accepted for payment and/or the check for the purchase price of any Shares accepted for payment is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above under “Description of the Shares Tendered.”

Name:________________________________________________________________________________________________________

PLEASE PRINT

Address:______________________________________________________________________________________________________

_____________________________________________________________________________________________________________

INCLUDE ZIP CODE

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IMPORTANT

STOCKHOLDER: SIGNATURE HERE

(Complete IRS Form W-9 Below)

x_____________________________________________________________________________________________________________

x_____________________________________________________________________________________________________________

(SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY)

Name:_________________________________________________________________________________________________________

PLEASE PRINT

Name of Firm:___________________________________________________________________________________________________

PLEASE PRINT

Capacity (FULL TITLE):________________________________________________________________________________________

PLEASE PRINT

Address:______________________________________________________________________________________________________

INCLUDE ZIP CODE

_____________________________________________________________________________________________________________

Area Code & Telephone Number:_____________________________________________________________________________

Taxpayer Identification or Social Security Number:

(SEE IRS FORM W-9)____________________________________________________________________________________________

Dated:________________________________________________________________________________________________________

Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

APPLY MEDALLION GUARANTEE STAMP BELOW

(See Instructions 1 and 5)

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INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.      Guarantee of Signatures. No signature Medallion guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Shares tendered herewith, and such registered holder(s) has not completed the box entitled “Special Payment Instructions” on the Letter of Transmittal. In all other cases, all signatures on this Letter of Transmittal must be Medallion guaranteed by an Eligible Institution. See Instruction 5. An “Eligible Institution” is a financial institution (including most commercial banks, savings and loan associations, and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, or the Stock Exchange Medallion Program or any other “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934.

2.     Requirements of Tender. To tender Shares pursuant to the Offer, tendering stockholders whose ownership of Shares is reflected directly on the books and records of Dynacq (whether in certificated or book-entry format) must (a) deliver to the Depositary prior to the Expiration Date at one of its addresses set forth in the Letter of Transmittal a properly completed Letter of Transmittal, duly executed in accordance with the instructions to the Letter of Transmittal, together with any required certificates for the Shares to be tendered, any required signature Medallion guarantees and any other documents required by the Letter of Transmittal or (b) comply with the guaranteed delivery procedures described below.

Stockholders whose certificates for Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary prior to the Expiration Date on a timely basis may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in the Offer to Purchase.

Pursuant to such guaranteed delivery procedures, (a) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Purchaser, must be received by the Depositary, as provided below, prior to the Expiration Date, (b) the certificates for all tendered Shares, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature Medallion guarantees, and any other required documents must be received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery, and (c) the Notice of Guaranteed Delivery must be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary. A “trading day” is any day on which Nasdaq is open for business.

The method of delivery of the Shares, this Letter of Transmittal, and all other required documents is at the election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Depositary. If delivery is by mail, it is recommended that the stockholder use properly insured registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional, or contingent tenders will be accepted, and no fractional Shares will be purchased. All tendering stockholders, by executing this Letter of Transmittal, waive any right to receive any notice of acceptance of their Shares for payment.

3.     Inadequate Space. If the space provided above under “Description of the Shares Tendered” is inadequate, the number of Shares tendered and the certificate numbers with respect to such Shares should be listed on a separate signed schedule attached hereto.

4.     Partial Tenders. If fewer than all the Shares evidenced by any certificate (or book-entry Shares) delivered to the Depositary herewith are to be tendered hereby, fill in the number of Shares that are to be tendered in the box entitled “Number of Shares Tendered.” In any such case, new certificate(s) for the remainder of the Shares that were evidenced by old certificates will be sent to the registered holder as soon as practicable after the Expiration Date or the termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

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5.     Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement, or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any of the tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any stock certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person to so act must be submitted. If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment or certificates for any Shares not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such certificates or stock powers must be Medallion-guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares evidenced by certificates listed and transmitted hereby, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. Signature(s) on any such certificates or stock powers must be Medallion-guaranteed by an Eligible Institution.

6.     Stock Transfer Taxes. Purchaser will pay all stock transfer taxes with respect to the transfer and sale of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares purchased is to be made to, or if certificates for any Shares not tendered or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased unless evidence satisfactory to Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

7.     Special Payment. If a check for the purchase price of any Shares accepted for payment is to be issued in the name of a person other than the signer of this Letter of Transmittal, signature must be Medallion-guaranteed as described in Instructions 1 and 5.

8.     Backup Withholding. Under U.S. federal income tax law, the Depositary will be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the enclosed IRS Form W-9. If a tendering stockholder or payee does not have a TIN, such stockholder or payee should consult the instructions to the IRS Form W-9 for instructions on applying for a TIN and apply for a TIN immediately. If the stockholder or payee does not provide such stockholder’s or payee’s TIN to the Depositary by the time of payment, backup withholding will apply. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and information reporting requirements. A tendering stockholder who is a foreign individual or a foreign entity should complete, sign and submit to the Depositary the appropriate IRS Form W-8. An IRS Form W-8BEN or IRS Form W-BEN-E (or other appropriate IRS Form W-8) may be obtained from the Depositary or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. Failure to complete the IRS Form W-9 or the appropriate IRS Form W-8 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made of the Offer Price pursuant to the Offer.

Please consult your tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Depositary.

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NOTE: FAILURE TO COMPLETE AND RETURN IRS FORM W-9 OR THE APPROPRIATE IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU.

9.     Requests For Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address and phone numbers set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, and the IRS Form W-9 may be directed to the Information Agent at its address and phone number set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

10.    Waiver of Conditions. Subject to the Offer to Purchase, Purchaser reserves the absolute right in its sole discretion to waive, at any time or from time to time, any of the specified conditions of the Offer, in whole or in part.

11.    Lost, Destroyed or Stolen Certificates. If your certificate(s) for part or all of your Shares has been lost, stolen, destroyed, or mutilated, you should promptly call American Stock Transfer & Trust Company, LLC at (877) 248-6417 regarding the requirements for replacement of the certificate. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed, or mutilated certificates have been followed. You are urged to contact American Stock Transfer & Trust Company, LLC, Dynacq’s Transfer Agent, immediately to ensure timely processing of documentation.

Important: To tender Shares pursuant to the Offer, this Letter of Transmittal, together with any required stock certificates, any required signature Medallion guarantees, and any other documents required by the Letter of Transmittal must be received by the Depositary prior to the Expiration Date or the tendering stockholder must comply with the procedures for guaranteed delivery.

IMPORTANT U.S. FEDERAL INCOME TAX INFORMATION

Under U.S. federal income tax law, a stockholder whose tendered Shares are accepted for payment is generally required to provide the Depositary (as payer) with such stockholder’s correct TIN on the attached IRS Form W-9 or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual stockholder’s social security number or a stockholder’s employer identification number. If the Depositary is not provided with the correct TIN, a penalty may be imposed by the Internal Revenue Service, and payments made with respect to Shares purchased pursuant to the Offer may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of severe criminal and/or civil fines and penalties.

Certain stockholders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and information reporting requirements. Exempt stockholders should furnish their TIN, enter any applicable “exempt payee codes” in the “Exemptions” box of IRS Form W-9, and sign, date and return the IRS Form W-9 to the Depositary. A foreign person, including an entity, may qualify as an exempt recipient by submitting to the Depositary a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) signed under penalties of perjury, attesting to that foreign stockholder’s status. IRS Form W-8BEN and IRS Form W-8BEN-E can be obtained from the Depositary.

If backup withholding applies, the Depositary is required to withhold 28% of any payments made to the stockholder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service, provided that the required information is properly furnished to the Internal Revenue Service.

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PURPOSE OF IRS FORM W-9

To prevent backup withholding on payments that are made to a stockholder with respect to Shares purchased pursuant to the Offer, the stockholder is required to provide the Depositary with his correct TIN by completing the attached IRS Form W-9 and certifying that (i) the TIN provided on IRS Form W-9 is correct (or that such stockholder is awaiting a TIN), (ii) the stockholder is exempt from backup withholding, or the stockholder has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding as a result of failure to report all interest or dividends or the Internal Revenue Service has notified the stockholder that the stockholder is no longer subject to backup withholding, and (iii) the stockholder is a U.S. person (including a U.S. resident alien).

A nonexempt stockholder may write “Applied For” in the space provided for the TIN in Part 1 of the attached IRS Form W-9 if such stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. In the event that such stockholder fails to provide a TIN to the Depositary, the Depositary must backup withhold 28% of the payments made to such stockholder.

WHAT NUMBER TO GIVE THE DEPOSITARY

The tendering stockholder is required to give the Depositary the TIN, generally the social security number or employer identification number, of the record owner of Shares tendered hereby. If Shares are in more than one name or are not in the name of the actual owner, consult the enclosed IRS Form W-9 for additional guidance on which number to report.

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The Information Agent for the Offer is:

D.F. King & Co., Inc.

An ASTOne Company

48 Wall Street -22nd Floor

New York, NY 10005

Banks and Brokers Call: (212) 493-3910

And all others call Toll Free: (866) 416-0553

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